UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2008

Commission file number 333-113658

Sensus Metering Systems (Bermuda 2) Ltd. (Exact name of registrant as specified in its charter)	Sensus Metering Systems Inc. (Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4017

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the meeting of the Board of Directors of Sensus Metering Systems (Bermuda 2) Ltd. and Sensus Metering Systems Inc. (collectively, the “Company” or “Sensus”) held on April 24, 2008, the following actions were taken:

Daniel W. Harness retired from his position as Chief Executive Officer & President of the Company, effective immediately. Mr. Harness was appointed as the non-executive Vice Chairman of the Board of Directors of the Company and will continue to work with Sensus in a consulting capacity.

As a result of Mr. Harness’s retirement, the Company’s Board of Directors appointed Peter Mainz to serve as Chief Executive Officer & President of the Company, effective immediately. Mr. Mainz was also named as a member of the Company’s Board of Directors. Mr. Mainz has held various positions at the Company, including, most recently, Chief Operating Officer and, previously, Executive Vice President Operations & Chief Financial Officer, Vice President of Finance, Vice President of Operations and Finance in Europe and Asia Pacific and other senior financial positions.

The Company is currently finalizing Mr. Harness’s ongoing consulting arrangement with the Company. The Company’s Board of Directors has not yet made any determination concerning the committees of the Board of Directors to which Mr. Harness and Mr. Mainz may be appointed.

There is no arrangement or understanding between either of Mr. Harness or Mr. Mainz and any other person pursuant to which he was selected as an officer or director of the Company. There are no relationships or related party transactions involving Mr. Harness, Mr. Mainz or any member of their immediate families required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release relating to Mr. Harness’s and Mr. Mainz’s appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 24, 2008, the Compensation Committee of the Company’s Board of Directors also approved the grant of options to Jose Hernandez, Vice President, Global Water & Heat, in the amount of 50,000 shares of Class B common stock of Sensus Metering Systems (Bermuda 1) Ltd. The options are service time vested over five years from the date of grant, provided that no vesting occurs prior to the second anniversary of the date of grant. In addition, the vesting of the options may accelerate upon the occurrence of certain stated liquidity events. The options have an exercise price of $5.50 per share. The grant to Mr. Hernandez was made in accordance with and subject to the terms and conditions of the Sensus Metering Systems 2007 Stock Option Plan (the “Option Plan”). The Company expects to enter into an option agreement with Mr. Hernandez substantially in the form of the Company’s Notice of Stock Option Grant and Nonqualified Stock Option Agreement (together, the “Option Agreement”). Copies of the Option Plan and the Option Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release announcing the appointments of Daniel W. Harness as Vice Chairman of the Board of Directors and Peter Mainz as Chief Executive Officer & President, dated April 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.
Dated: April 30, 2008	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President
SENSUS METERING SYSTEMS INC.
Dated: April 30, 2008	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President